EXHIBIT 4.3

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY.  THIS NOTE IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP: 032095AA9 ISIN: US032095AA98

No. [ ]	$[ ],000,000

AMPHENOL CORPORATION

4.75% SENIOR NOTES DUE 2014

Amphenol Corporation, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., as nominee for the Depositary, or its registered assigns, the principal sum of [     ] HUNDRED MILLION DOLLARS ($[   ],000,000), on November 15, 2014 (such date is hereinafter referred to as the “Stated Maturity”), and to pay interest on said principal sum, from November 5, 2009 or from the next most recent date to which interest has been paid or duly provided for, semi-annually in arrears, on May 15 and November 15 of each year (each such date, an “Interest Payment Date”), commencing on May 15, 2010, at the rate of 4.75% per annum until the principal hereof shall have been paid or duly made available for payment and, to the extent permitted by law, to pay interest on any overdue principal and premium, if any, and on any overdue installment of interest from time to time on demand at the rate borne by the Notes.

The interest so payable shall be paid to the persons in whose name the Notes are registered at the close of business on May 1 and November 1 (the “Interest Record Dates”) (whether or not a Business Day) next preceding such May 15 or November 15, respectively.

The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months.  In the event that any Interest Payment Date, any redemption date or the Stated Maturity falls on a day that is not a Business Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if made on the date that payment was due and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date, such redemption date or Stated Maturity, as the case may be, to the date of that payment on that next succeeding Business Day.

As used herein, the term “Depository” shall mean The Depository Trust Company, New York, New York, another clearing agency or any successor registered under the Exchange Act (as defined herein) or other applicable statute or regulation, which in each case, shall be designated by the Company pursuant to the Indenture.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders of the Notes on a subsequent special record date.  The Company shall fix the record date and payment date.  At least ten days before the record date, the Company shall mail to the Trustee and to each Holder of the Notes a notice that states the record date, the payment date and the amount of interest to be paid.  The Company may pay defaulted interest in any other lawful manner.

The place where: (i) principal of and premium, if any, and interest on the Notes shall be payable, (ii) the Notes may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Company in respect of the Notes and the Indenture may be served, shall be at the Company’s office or agency in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of the Trustee at: 101 Barclay Street, 8th Floor West, New York, New York 10286), provided that, at the Company’s option, payment of interest may be made by check mailed to the registered Holders of the Notes at their registered addresses.

Notwithstanding the foregoing, as long as this Note is represented by a Global Note, payments of principal of, premium, if any, and interest on this Note will be made by wire transfer of immediately available funds to the Depositary or its nominee as the initial holder of this Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE FOLLOWING PAGES HEREOF, WHICH FURTHER PROVISIONS SHALL, FOR ALL PURPOSES, HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 5, 2009

AMPHENOL CORPORATION

By:
Name: David Jositas
Title: Treasurer

Attest:

Name: Edward C. Wetmore
Title: Vice President, Secretary and General Counsel

CERTIFICATE OF AUTHENTICATION

This Global Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Officer

Dated:  November 5, 2009

(REVERSE OF NOTE)

AMPHENOL CORPORATION

4.75% SENIOR NOTES DUE 2014

This Global Note designated on the face hereof as 4.75% Senior Notes due 2014 (the “Notes”) is a duly authorized issue of securities of the Company issued and issuable in one or more series under the Indenture, dated as of November 5, 2009, between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture, as supplemented by an Officers’ Certificate dated as of November 5, 2009 establishing the terms of the Notes (the “Indenture”), reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the securities issued thereunder and of the terms upon which said securities are, and are to be, authenticated and delivered.  Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

The Notes are not subject to a mandatory or optional sinking fund requirement.

The Notes shall be redeemable, at the Company’s option, in whole or in part, at any time or from time to time at the redemption price described in the Indenture.

If a Change of Control Repurchase Event (as defined in the Indenture) occurs, unless the Company has exercised its right to redeem all of the Notes as described above, each Holder of the Notes shall have the right to require the Company to repurchase all or any part (equal to $2,000 and integral multiples of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described in the Indenture, at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

If an Event of Default (as defined in the Indenture) with respect to the Notes of this Series occurs and is continuing, the principal of the Notes of this Series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time outstanding of each Series to be affected.  Without the consent of any Holder of Securities, the Indenture or the Securities may be amended to cure, correct or supplement any ambiguity, omission, defect or inconsistency as to the Securities of such Series or to make any change that does not adversely affect the rights of any Holder of the Securities of such Series in any material respect.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each Series at the time outstanding, on behalf of the Holders of all Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Until such waiver becomes effective, a consent to it by a Holder of this Note is a continuing consent by the Holder and every subsequent Holder of this Note or portion of this Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on this Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of this Note if the Trustee receives the notice of revocation before the date of the waiver becomes effective.  Any amendment or waiver once effective shall bind every Holder of each Series affected by such amendment or waiver, subject to certain exceptions provided for in the Indenture.

Every amendment to the Indenture or the Securities of one or more Series shall be set forth in a Supplemental Indenture that complies with the TIA as then in effect.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times and place and at the rate and in the currency herein prescribed.

A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.  The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.  Neither the Company nor the Registrar shall be required (a) to issue, register the transfer of, or exchange Notes of any Series for the period beginning at the opening of business fifteen days immediately preceding the mailing of a notice of redemption of Notes of such Series selected for redemption and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange Notes of any Series selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part.

The Company may be discharged from its obligations under the Notes and under the Indenture with respect to the Notes except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Notes and in the Indenture with respect to the Notes, in each case upon satisfaction of certain conditions specified in the Indenture.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting the Note waives and releases all such liability.  The waiver and release are part of the consideration for the issue of the Note.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request.  After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

The Trustee shall act as the Registrar, Paying Agent and Service Agent (as defined in the Indenture) for the Notes.  The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The Notes shall be issued only in registered form without coupons.  In the event of a declaration of acceleration of the maturity of the Notes pursuant to the Indenture, 100% of the principal amount of the Notes shall be payable.  The Notes shall be issued in United States dollars and principal of and premium, if any, and interest on the Notes shall be paid in United States dollars.  The Notes shall be unsecured debt securities of the Company.  The Notes shall not be convertible to any other securities of the Company.  The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and Zip Code)

and irrevocably appoint

to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to the provisions hereof, check the box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to the provisions hereof, state the amount you elect to have purchased:  $

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).